UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2020

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2020, the Board of Directors (the “Board”) of Tempur Sealy International, Inc., a Delaware corporation ("Tempur Sealy" or the "Company"), authorized and declared a dividend distribution of one right (a "Right") for each outstanding share of the common stock, $0.01 par value per share (the "Common Shares"), of the Company to stockholders of record at the close of business on April 7, 2020 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Preferred Shares"), of the Company at an exercise price of $273.00 per one one-thousandth of a Preferred Share, subject to adjustment (the "Exercise Price"). The complete terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of March 27, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the "Rights Agent").

The Board adopted the Rights Agreement to ensure that the Board remains in the best position to perform its fiduciary duties and to enable all stockholders of the Company to receive fair and equal treatment. The Rights Agreement is also intended to protect the Company and its stockholders from efforts to influence or obtain control of the Company that the Board determines are not in the best interests of the Company and its stockholders, and to enable all stockholders to realize the long term value of their investment in the Company. Generally, the Rights Agreement works by imposing significant dilution upon any person or group that acquires ten percent (10%) (twenty percent (20%) in the case of a passive institutional investor) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary of the terms of the Rights Agreement. The summary is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated into this Item 1.01 by reference.

Distribution and Transfer of Rights Prior to Distribution Date; Rights Certificates

The Board has declared a dividend of one Right for each outstanding Common Share. Prior to the Distribution Date referred to below:
• initially, the Rights will be evidenced by and trade with the certificates for the Common Shares (or, with respect to any uncertificated Common Shares registered in book-entry form, by notation in book-entry), and no separate rights certificates will be distributed;
• new certificates for Common Shares issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Shares registered in book-entry form, this legend will be contained in a notation in book-entry);
• the surrender for transfer of any certificates for Common Shares (or the surrender for transfer of any uncertificated Common Shares registered in book-entry form) will also constitute the transfer of the Rights associated with such Common Shares; and
• the Rights will accompany any new Common Shares that are issued after the Record Date.
Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following (i) the tenth (10th) business day after the public announcement that either discloses that a person or a group of affiliated or associated persons has acquired beneficial ownership of ten percent (10%) (twenty percent (20%) in the case of a passive institutional investor) or more of the Common Shares other than as a result of repurchases of Common Shares by the Company or certain inadvertent acquisitions (an "Acquiring Person") or information which reveals the existence of an Acquiring Person, or (ii) the tenth (10th) business day (or such later date as may be determined by the Board) after a person or a group announces or commences a tender or exchange offer that would result in a person or a group becoming an Acquiring Person. For purposes of the Rights Agreement, certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative security, to the extent actual Common Shares are directly or indirectly beneficially owned by a counterparty to such a derivative security.

The date on which the Rights separate from the Common Shares and become exercisable is referred to as the "Distribution Date."

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Shares. Thereafter, such Rights certificates alone will represent the Rights.

Exempt Persons

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long as neither it nor any of its Related Persons (as defined in the Rights Agreement) acquire or are deemed to acquire, without the prior approval of the Board, beneficial ownership of such number of additional shares that represent 1% or more of the Common Shares then outstanding at the time of acquisition following the adoption of the Rights Agreement.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a Preferred Share having economic and other terms similar to that of one Common Share. This portion of a Preferred Share is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one Common Share, and should approximate the value of one Common Share.

Flip-In Trigger

If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Exercise Price, in accordance with the terms of the Rights Agreement, in lieu of a number of one one-thousandths of a Preferred Share, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of ten percent (10%) (twenty percent (20%) in the case of a passive institutional investor) or more of the Common Shares, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) the Company sells or transfers more than fifty percent (50%) of its assets (measured by book value), cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, upon payment of the Exercise Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Definition of Stock Acquisition Date

The "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has acquired beneficial ownership of ten percent (10%) (twenty percent (20%) in the case of a passive institutional investor) or more of Common Shares.

Redemption of the Rights

The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the earlier of (i) the Stock Acquisition Date (or if the Stock Acquisition Date shall have occurred prior to the Record Date, the Record Date) and (ii) the close of business on March 26, 2021 (or such earlier or later date as may be established by the Board prior to the Stock Acquisition Date). Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split or similar transaction.

Exchange Provision

At any time after the Stock Acquisition Date and prior to the acquisition by the Acquiring Person of fifty percent (50%) of the Common Shares, the Board may exchange the Rights (other than Rights owned by the Acquiring Person or any related person, which would have become void), in whole or in part, for Common Shares at an exchange ratio (subject to adjustment for stock splits or stock dividends or similar transaction) of one Common Share per Right (or, if insufficient shares are available, the Company may issue Preferred Shares or equivalent preferred stock or a combination thereof in exchange for the Rights).

Expiration of the Rights

The Rights expire at or prior to the earlier of (i) close of business on March 26, 2021 or such other date as may be established by the Board prior to the Stock Acquisition Date or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Stock Acquisition Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to cure any ambiguities, to correct or supplement any defective or inconsistent provisions or to make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person of affiliate of an Acquiring Person).

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions; No Fractional Shares

The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Shares or certain other specified transactions.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least one percent (1%) of the Exercise Price. No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 25, 2020, the Company entered into a Second Amendment to Employment and Non-Competition Agreement (the "Amendment") with Scott L. Thompson, the Company's Chairman, President and Chief Executive Officer, that amended the Employment and Non-Competition Agreement entered into between the Company and Mr. Thompson on September 4, 2015, as amended on November 27, 2017 by the First Amendment to Employment and Non-Competition Agreement (together, the "Employment Agreement"). The Amendment provides for an extension of the initial term of the Employment Agreement from December 31, 2021 to December 31, 2022. The foregoing summary of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on March 27, 2020, the Company intends to file a Second Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Shares.

The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is filed herewith as Exhibit 3.1 and incorporated into this item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On March 27, 2020, the Company distributed a press release (the "Market Update Press Release") announcing updates on the financial trends, global operations and liquidity of the Company, as well as the Amendment. A copy of the Market Update Press Release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Item 8.01. Other Events

On March 27, 2020, the Company distributed a press release (the "Rights Agreement Press Release") announcing the Company's adoption of the Rights Agreement and declaration of a dividend on the Rights. A copy of the Rights Agreement Press Release is filed herewith as Exhibit 99.2 and is incorporated into the Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Tempur Sealy International, Inc.
4.1	Rights Agreement, dated as of March 27, 2020, by and between Tempur Sealy International, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.
10.1	Second Amendment to Employment and Non-Competition Agreement dated as of March 25, 2020 between Tempur Sealy International, Inc. and Scott L. Thompson.
99.1	Market Update Press Release of Tempur Sealy International, Inc, dated as of March 27, 2020.
99.2	Rights Agreement Press Release of Tempur Sealy International, Inc. dated as of March 27, 2020.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 27, 2020

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer